    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON June 2, 2004
                                                 Registration No. 333-
============================================================================

                     SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C. 20549

                               ---------------

                                  FORM S-8

                           REGISTRATION STATEMENT
                                    UNDER
                         THE SECURITIES ACT OF 1933

                               ---------------
                            GARDNER DENVER, INC.
           (Exact name of registrant as specified in its charter)

                DELAWARE                                      76-0419383
     (State or other jurisdiction of                      (I.R.S. Employer
     incorporation or organization)                      Identification No.)

         1800 GARDNER EXPRESSWAY
             QUINCY, ILLINOIS                                   62305
(Address of Principal Executive Offices)                      (Zip Code)

                GARDNER DENVER, INC. LONG-TERM INCENTIVE PLAN
              GARDNER DENVER, INC. EMPLOYEE STOCK PURCHASE PLAN
                          (Full title of the Plans)

                              TRACY D. PAGLIARA
        VICE PRESIDENT, ADMINISTRATION, GENERAL COUNSEL AND SECRETARY
                           1800 GARDNER EXPRESSWAY
                           QUINCY, ILLINOIS 62305
                   (Name and address of agent for service)

                               (217) 222-5400
        (Telephone number, including area code, of agent for service)

                      Copies of all correspondence to:
                           Harold B. Oakley, Esq.
                  Schmiedeskamp, Robertson, Neu & Mitchell
                          525 Jersey, P.O. Box 1069
                           Quincy, Illinois 62306

=====================================================================================================
                                   CALCULATION OF REGISTRATION FEE
                                                       Proposed         Proposed
                                                       maximum          maximum
Title of securities                 Amount             offering         aggregate         Amount of
       to be                        to be              price per        offering         registration
    registered                  registered (1)         share (2)        price              fee (3)
-------------------             --------------         ---------        ---------        ---------
Common Stock, $.01
par value per share            1,000,000 shares        $ 26.04          $26,040,000      $3,299.27
-----------------------------------------------------------------------------------------------------

(1) Represents (a) the additional number of shares available for issuance under the Long-Term Incentive Plan, as amended, for which registration statements on Form S-8 (Reg. No. 33-91088, 333-24921, 333-84397 and 333-61314) were filed with the Securities and Exchange Commission on April 11, 1995, April 10, 1997, August 3, 1999 and May 21, 2001, respectively, (b) the additional number of shares available for issuance under the Employee Stock Purchase Plan, as amended, for which registration statements on Form S-8 (Reg. No. 333-24921 and 333-61314) as filed with the Securities and Exchange Commission on April 10, 1997 and May 21, 2001, and (c) an undeterminable number of shares which may become issuable pursuant to antidilution provisions of the Plans, in accordance with Rule 416 under the Securities Act of 1933 (the "Securities Act").
(2) Estimated solely for the purpose of calculating the registration fee. Such estimate has been calculated in accordance with Rule 457(h) under the Securities Act and is based upon the average of the high and low prices per share of the Registrant's Common Stock as reported by the New York Stock Exchange, Inc. on May 27, 2004.
(3) The registration fee has been calculated pursuant to Section 6(b) of the Securities Act as follows: 0.01267% of $26,040,000, the Proposed Maximum Aggregate Offering Price of the shares of stock registered hereby.

                                   PART I

            INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

         The information specified by Item 1 and Item 2 of Part I of Form S-8 is omitted from this filing in accordance with the provisions of Rule 428 under the Securities Act of 1933 and the introductory note to Part I of Form S-8. The documents containing the information specified in Part I will be delivered to the participants in the plans covered by this registration statement as required by Rule 428(b).

                                   PART II

             INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

         The Registrant previously filed with the Securities and Exchange Commission (the "Commission") on April 11, 1995, a registration statement on Form S-8 (Registration No. 33-91088) (the "1995 Form S-8"), on April 10, 1997, a registration statement on Form S-8 (Registration No. 333-24921) (the "1997 Form S-8"), on August 3, 1999, a registration statement on Form S-8 (Registration No. 333-84397) (the "1999 Form S-8"), and on May 21, 2001, a registration statement on Form S-8 (Registration No. 333-61314) (the "2001 Form S-8") relating to securities offered under the Registrant's Long-Term Incentive Plan, as amended (the "LTIP Plan"). The 1997 Form S-8 and 2001 Form S-8 also related to securities offered under the Registrant's Employee Stock Purchase Plan, as amended (the "ESP Plan"). The contents of the 1995 Form S-8, the 1997 Form S-8, the 1999 Form S-8, and the 2001 Form S-8, including exhibits thereto, are incorporated herein by reference with respect to the LTIP Plan and ESP Plan, except to the extent superseded or modified by the specific information set forth below or the specific exhibits attached hereto.

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE

         The following documents filed by the Registrant with the Commission are incorporated herein by reference:

         (a) The Registrant's latest annual report on Form 10-K filed pursuant to Section 13(a) or 15(d) under the Securities Exchange Act of 1934, as amended (the "Exchange Act");

         (b) The Registrant's latest quarterly report on Form 10-Q and all other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the annual report referred to in (a) above; and

         (c) The description of the Registrant's Common Stock which is contained in the registration statement filed by the Registrant under Section 12 of the Exchange Act, including any amendment or report filed for the purpose of updating such description.

         All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment that indicates that all securities offered hereby have been sold or that deregisters all such securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

         Any statement contained in a document incorporated by reference herein and filed prior to the filing hereof shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein modifies or supersedes such statement, and any statement contained herein or in any other document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in any other subsequently filed document which also is incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4.  DESCRIPTION OF SECURITIES

         Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL

         Not applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

         The Delaware General Corporation Law permits the indemnification by a Delaware corporation of its directors, officers, employees and other agents against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement and in connection with specified actions, suits or proceedings, whether civil, criminal, administrative or investigative (other than derivative actions which are by or in the right of the corporation) if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful. A similar standard of care is applicable in the case of derivative actions, except that indemnification only extends to expenses (including attorneys' fees) incurred in connection with defense or settlement of such an action and requires court approval before there can be any indemnification where the person seeking indemnification has been found liable to the corporation.

         The Company's certificate of incorporation provides that each person who was or is made a party to, or is involved in, any action, suit or proceeding by reason of the fact that he or she is or was a director or officer of the Company (or was serving at the Company's request as a director or officer for another entity) while serving in such capacity will be indemnified and held harmless by the Company to the full extent authorized or permitted by Delaware law. The certificate of incorporation also provides that no director will be personally liable to the Company or its stockholders for monetary damages for any breach of fiduciary duty by such a director as a director to the full extent authorized or permitted by Delaware law. A director, however, will be liable to the extent provided by applicable law for:

         1. any breach of the directors' duty of loyalty to the Company or its stockholders;
         2. acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;
         3.       violations of Section 174 of the Delaware General
                  Corporation Law; or
         4. any transaction from which the director derived an improper personal benefit.

         The Company has indemnification agreements with each of its directors and executive officers providing specific procedures to better assure the right of such persons to indemnification, including procedures for submitting claims, for determining such person's entitlement to indemnification (including the allocation of the burden of proof and selection of a reviewing party) and for enforcing such indemnification rights.

         Insurance is maintained by the Company for each director and officer of the Company covering certain expenses, liabilities or losses he or she may incur that arise by reason of being a director or officer of the Company or a subsidiary company, whether or not the Company would have the power to indemnify such person against such expenses, liability or loss under Delaware Law.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED

         Not applicable.

ITEM 8.  EXHIBITS

         See the Exhibit Index.

ITEM 9.  UNDERTAKINGS

         (a)      The undersigned Registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement;

                           (i)     To include any prospectus required by
                  Section 10(a)(3) of the Securities Act of 1933 (the "Securities Act");

                           (ii)    To reflect in the prospectus any facts
                  or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment hereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement (remainder not applicable);

                           (iii)   To include any material information
                  with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or
Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

                  (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                  (4)      Not applicable.

         (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) - (g)         Not applicable.

         (h) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

         (i)      Not applicable.

         (j)      Not applicable.

                                 SIGNATURES

         The Registrant. Pursuant to the requirements of the Securities Act
         --------------
of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Quincy, State of Illinois, on June 2, 2004.

                                  GARDNER DENVER, INC.


                                  By:    /s/ Ross J. Centanni
                                      --------------------------
                                         Ross J. Centanni, Chairman, President
                                         and Chief Executive Officer

                              POWER OF ATTORNEY

         We, the undersigned officers and directors of Gardner Denver, Inc., hereby severally and individually constitute and appoint Tracy D. Pagliara the true and lawful attorney and agent of each of us to execute in the name, place and stead of each of us (individually and in any capacity stated below) any and all amendments to this Registration Statement on Form S-8 and all instruments necessary or advisable in connection therewith and to file the same with the Securities and Exchange Commission, said attorney and agent to have full power and authority to do and perform in the name and on behalf of each of the undersigned every act whatsoever necessary or advisable to be done in the premises as fully and to all intents and purposes as any of the undersigned might or could do in person, and we hereby ratify and confirm our signatures as they may be signed by our said attorney and agent and each of them to any and all such amendments and instruments.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on June 2, 2004.

         Signature                                       Title
         ---------                                       -----

    /s/  Ross J. Centanni                    Chairman, President, Chief Executive,
----------------------------------------            Officer, Director
         Ross J. Centanni

    /s/  Philip R. Roth                      Vice President, Finance and Chief
----------------------------------------            Financial Officer (Principal
         Philip R. Roth                             Financial Officer)

    /s/  Daniel C. Rizzo, Jr.                Vice President and Corporate Controller
----------------------------------------            (Chief Accounting Officer)
         Daniel C. Rizzo, Jr.

    /s/  Donald G. Barger, Jr.               Director
----------------------------------------
         Donald G. Barger, Jr.



                                    II-5


    /s/  Frank J. Hansen                     Director
----------------------------------------
         Frank J. Hansen

    /s/  Raymond R. Hipp                     Director
----------------------------------------
         Raymond R. Hipp

    /s/  Thomas M. McKenna                   Director
----------------------------------------
         Thomas M. McKenna

    /s/  Diane K. Schumacher                 Director
----------------------------------------
         Diane K. Schumacher

    /s/  Richard L. Thompson                 Director
----------------------------------------
         Richard L. Thompson

                                  FORM S-8

                            GARDNER DENVER, INC.

                                EXHIBIT INDEX
                                -------------

Exhibit
Number   Description
------   -----------

4.7      Gardner Denver, Inc. Long-Term Incentive Plan, as amended, filed as
         Exhibit 10.1 to the Registrant's Quarterly Report on Form 10-Q for the quarter ended March 31, 2004, filed on May 10, 2004, and incorporated herein by reference.

4.8 Gardner Denver, Inc. Employee Stock Purchase Plan, as amended, filed as Exhibit 10.17 to Registrant's Quarterly Report on Form 10-Q for the quarter ended March 31, 2004, filed on May 10, 2004, and incorporated herein by reference.

5.5      Opinion of Schmiedeskamp, Robertson, Neu & Mitchell.

23.9     Consent of KPMG LLP.

23.10    Consent of Schmiedeskamp, Robertson, Neu & Mitchell (included in
         Exhibit 5.5).

24.5     Power of Attorney (included on signature page of Registration
         Statement).